(Last Revised 2/3/2001)



AZZ incorporated
75-0948250
3/26/56
TX TX
Aztec Industries, Inc.
75-1318815
8/21/69
MS MS
The Calvert Company, Inc.
64-0792921
9/28/90
MS MS
Gulf Coast Galvanizing, Inc.
75-2493283
1/28/94
AL AL
Arkgalv, Inc. (d/b/a Arkansas Galvanizing, Inc.)
75-2254883
11/29/88
AR AR
Arbor-Crowley, Inc.
51-0337454
12/3/91
TX DE
Atkinson Industries, Inc.
48-0126010
1/23/36
KS KS
Aztec Industries, Inc. - Moss Point
75-2107319
3/1/86
MS MS
Automatic Processing Incorporated
64-0594499
1/6/77
MS MS
AZZ GP, LLC
No FEIN
9/30/2000
TX DE
AZZ LP, LLC
No FEIN
9/30/2000
TX DE
1% General Partner
99% Limited Partner
AZZ Group, LP
75-2403898
9/30/00
TX DE
1% General Partner
AZZ Holdings, Inc.
51-0337457
12/3/91
DE DE
99% Limited Partner
Aztec Manufacturing Partnership, Ltd.
75-2403896
12/4/91
TX TX
Aztec Manufacturing-Waskom Partnership, Ltd.
75-2403909
12/4/91
TX TX
Rig-A-Lite Partnership, Ltd.
75-0353821
12/4/91
TX TX
International
Drilling Rig Electrical Systems Co. Partnership, Ltd.
75-2733744
12/29/97
TX TX
Arizona Galvanizing, Inc.
75-2508628
4/28/93
AZ AZ
Hobson Galvanizing, Inc.
72-1350019
4/4/97
LA LA
CGIT Westboro, Inc.
75-2832437
9/1/99
MA DE
Westside Galvanizing Services, Inc.
72-0866859
2/1/2000
LA DE
Central Electric Company
43-0995652
MO 7/72 MO
Carter and Crawley, Inc.
75-2960819
SC 11/01 DE
Central Electric Manufacturing Company
43-0716500
MO 5/56 MO
Electrical Power Systems, Inc.
43-1759385
OK 10/96 MO
Clark Control Systems, Inc.
63-1148768
TN 1/01 MO
Reporting Legend:
Domestic Corporation
Domestic Limited Partnership
Domestic LLC
Domestic "Check-the-Box" Limited Partnership
State of Formation
Footnote Reference
AZZ
75-2222222
3/29/99
TX DE
FEIN
Date of Formation
State of Commercial Domicile

0101-0137123